Exhibit 99.1

Hancock Jaffe Laboratories Announces Pricing of Upsized

$36 Million Offering

IRVINE, California, February 9, 2021 - Hancock Jaffe Laboratories, Inc. (Nasdaq: HJLI), a developer of medical devices that restore cardiac and vascular health, today announced the pricing of its upsized underwritten public offering of units for gross proceeds of approximately $36 million, prior to deducting underwriting discounts and commissions and offering expenses payable by the company.

The public offering is comprised of 5,142,856 units, priced at a public offering price of $7.00 per unit, consisting of an aggregate of 5,142,856 shares of common stock and warrants to purchase 2,571,428 shares of common stock. The warrants have an exercise price of $7.00 per share and are exercisable for five years. The securities comprising the units are immediately separable and will be issued separately.

The closing of the public offering is expected to take place on or about February 11, 2021, subject to the satisfaction or waiver of customary closing conditions.

Ladenburg Thalmann & Co. Inc. is acting as sole book-running manager in connection with the public offering.

In addition, the company has granted the underwriter a 45-day option to purchase up to 15% of the shares of common stock and/or additional warrants to cover over-allotments, if any, at the public offering price per share and per warrant, less the underwriting discounts and commissions.

The securities were offered pursuant to a registration statement on Form S-1, as amended (File No. 333- 251528), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on February 8, 2021 and a registration statement on Form S-1 (File No. 333-252874) filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which became effective on February 8, 2021.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A final prospectus relating to the offering will be filed by the company with the SEC. When available, copies of the final prospectus can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 640 Fifth Avenue, 4th floor, New York, NY 10019 or by email at prospectus@ladenburg.com.

About Hancock Jaffe Laboratories, Inc.

HJLI specializes in developing and manufacturing bioprosthetic (tissue-based) medical devices to establish improved standards of care for treating cardiac and vascular diseases. HJLI currently has two lead product candidates: the VenoValve, a porcine based valve that is intended to be surgically implanted in the deep venous system of the leg to treat reflux associated with Chronic Venous Insufficiency; and the CoreoGraft, a bovine tissue-based off the shelf conduit intended to be used for coronary artery bypass surgery. For more information, please visit www.HancockJaffe.com.

Cautionary Note on Forward-Looking Statements

This press release and any statements of stockholders, directors, employees, representatives and partners of Hancock Jaffe Laboratories, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth or implied in the forward-looking statements.

HJLI Press Contacts:

Nicole Martin

Tel: 949-261-2900

Email: info@hancockjaffe.com

SOURCE: Hancock Jaffe Laboratories, Inc.